SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report:
February 25, 2008
(Date of earliest event reported)
SYBASE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-16493 (Commission File Number)	94-2951005 (I.R.S. Employer Identification Number)
One Sybase Drive
Dublin, CA 94568
(Address of principal executive offices)
Registrant’s telephone number, including area code: (925) 236-5000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01. Entry Into a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EXHIBIT 99.1
EXHIBIT 99.2

Item 1.01.	Entry Into a Material Definitive Agreement
On February 25, 2008 Sybase, Inc. (the “Company”) and Sandell Asset Management Corp. (“Sandell”), which, together with its affiliates, owns approximately 6.0% of the Company’s outstanding shares, entered into an agreement (the “Agreement”) pursuant to which, subject to certain conditions, (i) the Company will undertake a self-tender offer to purchase $300 million worth of common stock (the “Tender Offer”) at a price between $28 and $30 per share as promptly as practicable after the date thereof, and the Company will use its best efforts to complete approximately $82.9 million in additional open market repurchases prior to the completion of the the Company’s 2009 Annual Meeting; (ii) Sandell will withdraw their current nominees to the Company’s Board, will terminate their current proxy solicitation, will vote in favor of the Company’s nominees for directors, and against any nominee not recommended by the Board, at the 2008 Annual Meeting and the 2009 Annual Meeting; and, (iii) for the duration of the Agreement as defined therein (the “Standstill Period”), Sandell will with certain exceptions, (a) limit their future acquisition of shares, as well as any acquisition by their controlled affiliates; (b) not participate in any tender offer or comparable transaction involving the Company; and (c) not participate in any dissolution, restructuring or other extraordinary transaction with respect to the Company; (d) not participate in any proxy contest in opposition to proposals or matters proposed, recommended or otherwise supported by the Company’s board of directors, with limited exceptions relating to certain publicly-announced transactions involving the Company (“Material Transactions”); (e) not make any public announcement with respect to effecting a merger or similar transaction involving the Issuer, with limited exceptions involving Material Transactions; (f) not form a “group” with unrelated parties; and (g) not publicly seek permission to do any of the activities mentioned in (a) through (f), nor seek permission to make any public announcement regarding the foregoing.
The foregoing description of the Agreement is a summary only and is qualified in its entirety by reference to the Agreement, which is attached hereto as Exhibit 99.2. A press release announcing the entry into the Agreement is attached hereto as Exhibit 99.1
Additional Information and Where to Find it
Sybase and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Sybase in connection with the election of directors and other matters proposed at Sybase’s 2008 Annual Meeting of Stockholders. Information regarding the interests, if any, of these directors and executive officers in these matters is set forth in the filing made by Sybase pursuant to Rule 14a-12 of the Securities Exchange Act on January 24, 2008.
In connection with its 2008 Annual Meeting of Stockholders, Sybase will distribute a definitive proxy statement to stockholders. In addition, Sybase files annual, quarterly and special reports, proxy and information statements, and other information with the Securities and Exchange Commission (the “SEC”). You are urged to read the proxy statement and other information when they become available because they contain important information about Sybase and the proposals presented at the 2008 Annual Meeting of Stockholders. These documents are available free of charge at the SEC’s web site at www.sec.gov or from Sybase at www.sybase.com .
This communication is for information purposes only and is not an offer to purchase or the solicitation of an offer to sell any common stock. The full details of the tender offer, including complete instructions on how to tender shares, along with the letter of transmittal and related materials, are expected to be mailed to stockholders promptly following commencement of the offer. Stockholders should carefully read the offer to purchase, the letter of transmittal and other related materials when they are available because they will contain important information. Stockholders may obtain free copies, when available, of the tender offer statement and other filed documents relating thereto that will be filed by the Company with the U.S. Securities and Exchange Commission at the Commission’s website at www.sec.gov . When available, stockholders also may obtain a copy of these documents, free of charge, from the Company’s information agent to be appointed in connection with the offer. Stockholders are urged to read these materials carefully prior to making any decision with respect to the tender offer.

Item 9.01.	Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press Release, issued February 26, 2008
99.2	Agreement between Sybase, Inc., Sandell Asset Management Corp. and certain of Sandell’s affiliates, dated February 25, 2008

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SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYBASE, INC.

Date: February 26, 2008	By:	/s/ Daniel R. Carl
	Name:	Daniel R. Carl
	Title:	Vice President, General Counsel and
Secretary

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, issued February 26, 2008
99.2	Agreement between Sybase, Inc., Sandell Asset Management Corp. and certain of Sandell’s affiliates, dated February 25, 2008

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